                                                                     EXHIBIT 4.3

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF CAN BE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT OR 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT, UNLESS, IN THE OPINION OF COUNSEL TO THE COMPANY, SUCH REGISTRATION IS NOT THEN REQUIRED.

                            STOCK PURCHASE WARRANT

        THIS WARRANT, is issued as of and effective as of the 8th day of January 1997, by Airways Corporation, a Delaware corporation (the "Company"), to John Shaffer dba Aviation Management Systems (the "Holder").

        1. ISSUANCE OF WARRANT. For good and valuable consideration, the
           -------------------
receipt and sufficiency of which are hereby acknowledged, the Company hereby grants to the Holder the right to purchase up to 50,000 shares (the "Shares") of common stock, par value, $.01 per share of the Company in accordance with the terms of this Warrant.

        2. EXERCISE PRICE. The exercise price per share for which all or any of
           --------------
the Shares may be purchased pursuant to the terms of this Warrant shall be $3.82 per share (the "Exercise Price"), subject to adjustment as set forth herein.

        3. EXERCISE OF WARRANT. Subject to Section 10, the rights represented by
           -------------------
this Warrant shall terminate 2 years from the effective date hereof. The period during which the Warrant shall be exercisable shall be referred to as the Exercise Period. Payment of the Exercise Price for Shares purchased under this Warrant shall be made upon exercise of the Warrant and shall be paid to the Company in cash (certified or cashier's check). The Holder shall have the right to exercise the Warrant two times during the Exercise Period. Any such exercise may be as to all or any increment of Shares issuable pursuant to the Warrant. Upon exercise, the Holder shall deliver a written notice of intent to exercise, in substantially the form of the "Notice to Exercise" attached hereto as Exhibit A, to the Company at 6280 Hazeltine National Drive, Orlando, Florida 32822 or such address as the Company shall designate in a written notice to the Holder.

        If any law or regulation requires the Company to take any action with respect to the Shares specified in such notice, then the date for the delivery of such Shares against payment therefor shall be extended for the period necessary to take such action. In the event of any failure to pay for the number of Shares specified in such notice on the date set forth therein, the exercise of the Warrant with respect to such number of Shares shall be treated as if it had never been made. As soon as reasonably practical after the Holder has validly exercised the Warrant, the Company shall cause the appropriate number of Shares to be issued and delivered to the Holder.

  4. CHANGES IN CAPITAL STRUCTURE. If there is any change in the capital
     ----------------------------
structure of the Company through a consolidation, reorganization, recapitalization or merger in which the Company is the surviving entity, the number of shares issuable pursuant to the Warrant and the Exercise Price shall be adjusted by the Board as it deems equitable, in its absolute discretion, to prevent dilution or enlargement of the rights of the Holder. Any other transactions (including, but not limited, the Company's issuance of its common stock in acquisitions, the sale of the Company's stock in an initial public offering or a private offering, the granting of options under the Company's Stock Option Plan, or granting options outside of the Stock Option Plan) will not result in any adjustment to the number of Shares issuable under the Warrant or the Exercise Price.

  In the event of a dissolution or liquidation of the Company, the Warrant shall be cancelled to the extent not previously exercised. In the event of any reorganization or merger, in which the Company is not the surviving entity, the plan or agreement respecting such reorganization or merger shall define the rights under this Warrant.

  5. RIGHTS PRIOR TO PURCHASE OF STOCK. The Holder shall have no right as a
     ---------------------------------
shareholder with respect to any of the Shares covered by the Warrant until the Holder has made full payment for the Shares being purchased and said Shares have been issued and delivered to the Holder. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Shares are fully paid for, issued and delivered, except as provided in Section 4.

  6. CERTAIN RESTRICTIONS. The Holder will acquire the Shares for the Holder's
     --------------------
own account, for investment only end without a view to resale or distribution except in compliance with the Securities Act of 1933 (the "Act") and any applicable state securities laws, and upon the acquisition of the Shares, the Holder will enter into such written representations, warranties and agreements as the Company may request in order to comply with the Act, any applicable state securities laws and this Warrant. The issuance of Shares to the Holder pursuant to the exercise of the Warrant shall be conditioned upon the execution by the Holder of a stock purchase agreement containing such terms and conditions as the Company in its sole discretion may require.

  7. WITHHOLDING TAXES. The Holder agrees that he is an independent contractor,
     -----------------
and that he will pay, on the date of exercise of the Warrant, the taxes required to be paid, if any, pursuant to any law or regulation of any governmental authority, whether federal, state, local, domestic or foreign.

  8. SHARES RESERVED. The Company shall at all times during the Exercise Period
     ---------------
reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Warrant.

     9.  NONTRANSFERABILITY. The Warrant may not be transferred except by will
         ------------------
or the laws of descent and distribution and, during the lifetime of the Holder, and may be exercised only by the Holder. Except as provided in the preceding sentence, no Warrant nor any interest in the Warrant shall be subject to assignment, transfer, pledge, hypothecation or other disposition either by voluntary or involuntary act of the Holder or the Holder's heir or beneficiary or by operation of law. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Warrant contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon the Warrant shall be null, void and without effect. Nor shall such Warrant or right be subject to the demands or claims of any creditor of such person. Additionally, neither the Holder nor any other person or entity shall have any interest in any specific asset or assets or stock of the Company by reason of the granting of the Warrant.

     10. DELAY IN EXERCISE. The Board of Directors of the Company may determine
         -----------------
in its discretion, that listing, registration or qualification of the Shares subject to the Warrant upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of the exercise of such Warrant; and in such event such Warrant may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors of the Company.

     IN WITNESS WHEREOF, the parties have executed this Warrant effective as of the 8th day of January, 1997.

                                       AIRWAYS CORPORATION

                                       By: /s/ Robert D. Swenson
                                           ------------------------------------
                                       Name:   Robert D. Swenson
                                             ----------------------------------
                                       Title:  President
                                              ---------------------------------

                                       /s/ John W. Shaffer
                                       ----------------------------------------
                                       John Shaffer d.b.a. Aviation Management
                                       Systems

                                   EXHIBIT A
                                   ---------

                              NOTICE OF EXERCISE

To:  AIRWAYS CORPORATION

        I hereby purchase from AIRWAYS CORPORATION (the "Company")
                                                                  -------------
shares of its Common Stock in accordance with the terms of the Warrant dated as
of January 8, 1997.  I hereby tender payment in the amount of $         .
                                                               ---------

        I hereby request that certificates for such shares of Common Stock (or any other securities or other property issuable upon such exercise) be issued in the name of and delivered to the address set forth below.



                                        ----------------------------------------
                                        John Shaffer d.b.a. Aviation Management
                                        Systems

                                        Address:
                                                --------------------------------

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                                        Taxpayer Identification Number or Social
                                        Security Number